UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2011

OncoSec Medical Incorporated

(Exact name of registrant as specified in its charter)

Nevada	333-153308	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8th Floor-200 South Virginia Street, Reno, NV 89501

(Address of principal executive offices)  (Zip Code)

(775) 562-0504

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2011, we appointed Avtar Dhillon as Chairman and to our board of directors.  On the same date, Ronald Dela Cruz resigned as our President, Chief Executive Officer and Secretary of our company and David Marby resigned as the Treasurer of our company.  As a result of the resignations, we appointed Punit Dhillon as our President and Chief Executive Officer, Veronica Vallejo as our Treasurer and Secretary and Michael Cross as our Chief Operating Officer.

AvtarDhillon, M.D. - Chairman

Avtar Dhillon, M.D. is a co-founder and Chairman of OncoSec Medical Incorporated.  Dr. Dhillon is the former President and Chief Executive Officer of Inovio Pharmaceuticals, Inc. (formerly Inovio Biomedical Corporation).  Since June 2009, he has been Chairman of the Board of Inovio and a part of the executive team in his role as Executive Chairman of Inovio.  During his tenure at Inovio, Dr. Dhillon successfully led the turnaround of the company through a restructuring, acquisition of technology from several European and North American companies, and a merger with VGX Pharmaceuticals to develop a vertically integrated DNA vaccine development company with one of the strongest development pipelines in the industry.  Dr. Dhillon led nine successful financings, raising over $136 million for the company and concluded several licensing deals valued at over $200 million that included global giants, Merck and Wyeth (now Pfizer).

Prior to joining Inovio, Dr. Dhillon was vice president of MDS Capital Corp. (now Lumira Capital Corp.), one of North America’s leading healthcare venture capital organizations. In July 1989, Dr. Dhillon started a medical clinic and subsequently practiced family medicine for over 12 years. Dr. Dhillon has been instrumental in successfully turning around struggling companies and influential as an active member in the biotech community.  Prior to 1998, Dr. Dhillon was a consultant to CardiomePharma Corp., a biotechnology company listed on the Toronto Stock Exchange (the “TSX”) and NASDAQ, and in this capacity lead a successful turnaround based on three pivotal financings, establishing a clinical development strategy, and procuring a new management team.  Prior to 2001, Dr. Dhillon acted as consultant to Forbes Meditech and in this capacity helped raised $28 million and increased investor awareness of the company.

In his role as a founder and board member of companies, Dr. Dhillon has been involved in several early stage healthcare focused companies listed on the TSX and TSX Venture Exchange (“TSX-V”) which have successfully matured through advances in their development pipeline and subsequent merger and acquisition transactions.  Most recently, he was a founding board member of Protox Therapeutics, Inc. and had maintained his board position until the execution of a financing of up to $35 million with Warburg Pincus in November 2010.

In addition to his board member roles with OncoSec and Inovio, Dr. Dhillon currently sits on the Board of Directors of BC Advantage Funds, the largest Venture Capital Corporation in British Columbia.

Dr. Dhillon was also a member of the Securities Practice Advisory Committee to the British Columbia Securities Commission from July 1998 to September 2001.

Dr. Dhillon has a Bachelor of Science with honours in Human Physiology, and an M.D. from the University of British Columbia.

Punit Dhillon - President and Chief Executive Officer

Punit Dhillon, is a co-founder, President and Chief Executive Officer of OncoSec Medical Incorporated.  Mr. Dhillon was formerly Vice President of Finance and Operations at Inovio Pharmaceuticals, Inc. (formerly Inovio Biomedical Corporation) until March 2011.  In his corporate finance role, Mr. Dhillon was pivotal to the company raising over $125 million through multiple financings and several licensing deals including early stage deals with Merck and Wyeth. Mr. Dhillon was responsible for implementation of Inovio’s corporate strategy, including achievement of annual budgets and milestones.  He was also instrumental to the successful in-licensing of key intellectual property and a number of corporate transactions, including the acquisition and consolidation of Inovio AS, a Norwegian DNA delivery company, and led the recent merger with VGX Pharmaceuticals, which solidified Inovio’s strong position in the DNA vaccine industry.  Mr. Dhillon has played an effective role as head of operations: recently he successfully completed the integration of the VGX-Inovio merger including cost-cutting of over 30% through the synergy assessment of both companies, consolidation of four operating locations to two bi-coastal offices, corporate rebranding and management of existing shareholders from both companies.

Mr. Dhillon has been a consultant and board member for several TSX-V listed early stage life science companies which matured through advances in their development pipelines and subsequent merger and acquisition transactions.  Most recently, Mr. Dhillon was involved in the completion of a trilateral merger between three Capital Pool Companies listed on the TSX-V, which completed a qualifying transaction in April 2010 with a company specializing in conservation and demand management accessories for the utilities industry.

Prior to joining Inovio, Mr. Dhillon worked for a corporate finance law firm as a law clerk.  Previous to 2003, he worked with MDS Capital Corp. (now Lumira Capital Corp.) as an intern analyst.   Mr. Dhillon is an active member in his community and co-founder of Inbalance Network Inc. an organization focused on promoting an active lifestyle and grass roots community involvement, including scholarships to support students pursuing post-secondary education.  Mr. Dhillon has a Bachelor of Arts with honors in Political Science and a minor in Business Administration from Simon Fraser University.

Michael Cross, Ph.D. - Chief Operating Officer

Michael Cross, PhD, MBA is a co-founder and Chief Operating Officer of OncoSec Medical Incorporated and has nearly two decades of life sciences venture capital and biotech industry experience. Prior to helping found OMI, Dr. Cross was in senior roles in venture investing and portfolio management at both GrowthWorks as Vice President and Jovian Capital as Senior Vice President in Toronto. In these roles he served on the boards of both private and public life sciences and biotech companies. Previous to Jovian, Michael had lead operational responsibilities as COO of a public oncology company, Viventia Biotech, where he helped bring an anti-cancer product into worldwide pivotal clinical trials. In addition, Dr. Cross was Managing Director of a contract manufacturing organization that he helped build and sell for its shareholders.

From 1996 to 2003, Dr. Cross held a variety of increasingly senior positions at MDS Inc. and MDS Capital and helped start MDS Proteomics.  Before joining MDS, Dr. Cross was with the Department of National Defence, including serving as a Post-Doctoral Fellow with the Trauma and Physiology Group of the Defence Research Agency in Toronto. Dr. Cross received his Masters in Business Administration and his Doctorate in Philosophy from the University of Toronto.

Veronica Vallejo, CPA — Secretary and Treasurer

Veronica Vallejo is the Secretary and Treasurer and serves as Controller and Principal Financial Officer of OncoSec Medical Incorporated. Veronica joined the company in February 2011. Prior to OncoSec Medical, Veronica worked in public accounting since 1997, most recently working as a Senior Manager with Mayer Hoffman McCann P.C., from January 2001 to December 2010. Veronica has extensive experience in public company matters and all finance and accounting functions, including SEC reporting filings such as Annual and Quarterly Reports, as well as Registration Statements. Veronica also has substantial experience with integrated audits under the provisions of PCAOB’s AS 5. Her specialized accounting experience includes areas such as revenue recognition and complex debt and equity transactions. Veronica’s industry experience includes work in the following industries: biotech, manufacturing & distribution, technology, and VC-backed companies. Veronica holds a B.S. in Business Administration with an emphasis in accounting from San Diego State University. She is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Family Relationships

No family relationships exist between any of the directors or executive officers of our company, except that Mr. Punit Dhillon, President & Chief Executive Officer, is the nephew of Dr. Avtar Dhillon, the company’s Chairman of the Board.

Certain Related Transactions and Relationships

We have not been party to any transaction with any of Avtar Dhillon, Punit Dhillon, Michael Cross or Veronica Vallejo since the beginning of our last fiscal year, or any currently proposed transaction with any of Avtar Dhillon, Punit Dhillon, Michael Cross or Veronica Vallejo in which we were or will be a participant and where the amount involved exceeds $120,000, and in which any of Avtar Dhillon, Punit Dhillon, Michael Cross or Veronica Vallejo had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

By:

/s/ Punit Dhillon
Punit Dhillon
President and Chief Executive Officer

Date:	March 11, 2011